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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

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                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported):  November 7, 1996

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                               NASH-FINCH COMPANY
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             (Exact name of registrant as specified in its charter)

        Delaware                   0-785                    41-0431960
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(State of Incorporation)        (Commission              (I.R.S. Employer
                                File Number)            Identification No.)



             7600 France Avenue South, Minneapolis, Minnesota  55440
             -------------------------------------------------------
               (Address of principal executive offices)(zip code)


       Registrant's telephone number, including area code:  (612) 832-0534
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Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On October 8, 1996, Super Food Services, Inc. (the "Company"), Nash-Finch Company ("Parent") and NFC Acquisition Corporation (the "Purchaser") entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the Purchaser agreed to commence a cash tender offer (the "Offer") to purchase all outstanding shares of the Common Shares, par value $1.00 per share, including the associated preferred share purchase rights (collectively, the "Shares"), of the Company at a price of $15.50 per Share, net to the seller in cash, upon and subject to terms and conditions of the Merger Agreement and thereafter to proceed with a merger of the Company with and into the Purchaser (the "Merger").

        The Offer expired according to its terms at 12:00 midnight, New York City time, on Wednesday, November 6, 1996. On November 7, 1996, pursuant to the Offer, the Purchaser accepted for payment the 10,566,682 Shares (including 157,997 Shares tendered by notice of guaranteed delivery) that had been validly tendered in the Offer. On November 15, 1996, the Purchaser paid for the 10,557,183 Shares as to which certificates had been physically delivered to the Depositary, at a price of $15.50 per Share, for a total purchase price of $163,636,336.50. Accordingly, the Purchaser acquired a total of 10,557,183 Shares pursuant to the Offer. Certificates for 10,899 Shares tendered by notice of guaranteed delivery were not delivered and, accordingly, were not purchased.

        The funds to purchase the Shares were provided by Parent to the Purchaser from available cash on hand and pursuant to a $500 million credit facility (the "Credit Facility") provided by a syndicate of banks for whom Harris Trust and Savings Bank acts as administrative agent and Bank of Montreal and PNC Bank, National Association, act as co-syndication agents. The Credit Facility is a $500 million senior unsecured revolving facility maturing five (5) years from the date of the closing thereof, with a mandatory commitment reduction, through subsequent debt issues or otherwise, to $400 million by December 31, 1998.

        On November 22, 1996 (the "Effective Time"), the Merger was consummated through a merger of the Purchaser with and into the Company, with the Company continuing as the surviving corporation in the Merger (the "Surviving Corporation"). As a result, Parent is the sole stockholder of the Surviving Corporation. Pursuant to the Merger Agreement, at the Effective Time (a) each Share then issued and outstanding (other than (i) Shares held, directly or indirectly, by Parent, the Purchaser or any of their subsidiaries or in the treasury of the Company or held by any subsidiary of the Company, all of which were canceled and (ii) Shares held by stockholders who properly exercised and perfected appraisal rights under the General Corporation Law of the State of Delaware) was converted into the right to receive $15.50 in cash, and (b) each of the 100 shares of Common Stock, par value $.01 per share, of the Purchaser then issued and outstanding was converted into one share of Common Stock of the Surviving Corporation. As a result, Parent owns all of the 100 issued and outstanding shares of common stock of the Surviving Corporation.

        Additional information concerning the Merger and the Offer is contained in the Merger Agreement, which document is an exhibit hereto and is incorporated herein by reference.


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Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

a.      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

        The registrant has determined that it is impracticable to provide the required historical financial information regarding the acquisition of Super Food Services, Inc. at this time. The registrant will file the required historical financial information under a Form 8-K/A as soon a practicable, but in any event within 60 days after the date hereof.

b.      PRO FORMA FINANCIAL INFORMATION

        The registrant has determined that it is impracticable to provide the required pro forma financial information regarding the acquisition of Super Food Services, Inc. at this time. The registrant will file the required pro forma financial information under a Form 8-K/A as soon a practicable, but in any event within 60 days after the date hereof.

c.      EXHIBITS.

        2.1 Agreement and Plan of Merger, dated as of October 8, 1996, by and among the Company, Parent and the Purchaser. Omitted from such Exhibit are the remaining exhibits referenced in such agreement. The registrant will furnish supplementally a copy of any such exhibits to the Commission upon request.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        NASH-FINCH COMPANY
                                        (Registrant)


Dated:  November 22, 1996               By /s/ Norman R. Soland
                                           --------------------------------
                                           Norman R. Soland,
                                           Vice President, Secretary and
                                           General Counsel





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                                INDEX TO EXHIBITS


Item                                                            Method of Filing
----                                                            ----------------

2.1     Agreement and Plan of Merger, dated as of      Filed electronically
        October 8, 1996, by and among the Company,     herewith.
        Parent and the Purchaser.....................


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